EXHIBIT 4.34

                           PARTNERSHIP PROJECT NOTE

$135,000,000                                                    June 20, 1996


                  For value received, the undersigned, CALENERGY OPERATING COMPANY, a Delaware corporation, VULCAN POWER COMPANY, a Nevada corporation, CONEJO ENERGY COMPANY, a California corporation, NIGUEL ENERGY COMPANY, a California corporation, SAN FELIPE ENERGY COMPANY, a California corporation, BN GEOTHERMAL INC., a Delaware corporation, DEL RANCH, L.P., a California limited partnership, ELMORE, L.P., a California limited partnership, LEATHERS, L.P., a California limited partnership, and VULCAN/BN GEOTHERMAL POWER COMPANY, a Nevada general partnership (collectively, the "Partnership Guarantors"), by this promissory note jointly and severally promise to pay to the order of Salton Sea Funding Corporation, a Delaware corporation ("Funding Corporation") at the office of Chemical Trust Company of California, a California corporation, located at 50 California Street, 10th Floor, San Francisco, California 94111, in lawful currency of the United States of America and in immediately available funds, the principal amount of One Hundred Thirty Five Million Dollars ($135,000,000), or if less, the aggregate unpaid and outstanding principal amount of this Partnership Project Note advanced by Funding Corporation to the Partnership Guarantors pursuant to that certain Amended and Restated Credit Agreement (Partnership Guarantors) dated as of June 20, 1996 (the "Partnership Credit Agreement") by and between the Partnership Guarantors and Funding Corporation, as the same may be amended from time to time, and all other amounts owed by the Partnership Guarantors to Funding Corporation hereunder.

                  This Partnership Project Note is entered into pursuant to the Partnership Credit Agreement and is entitled to the benefits thereof and is subject to all terms, provisions and conditions thereof. Capitalized terms used and not defined herein shall have the meanings set forth in Exhibit A to that certain Trust Indenture, dated as of July 21, 1995 (as the same may be amended, modified or supplemented, including pursuant to the Second Supplemental Indenture dated as of the date hereof, the "Indenture"), by and between Funding Corporation and Chemical Trust Company of California, a California corporation, as trustee.

                  Reference is hereby made to the Partnership Credit Agreement, the Indenture and the Security Documents for the provisions, among others, with respect to the custody and application of the Collateral, the nature and extent of the security provided thereunder, the rights, duties and obligations of the Partnership Guarantors and the rights of the holder of this Partnership Project Note.

                  The principal amount hereof is payable in accordance with the Partnership Credit Agreement, and such principal amount may be prepaid solely in accordance with the Partnership Credit Agreement.





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                  The Partnership Guarantors further agree to pay, in lawful currency of the United States of America and in immediately available funds, interest from the date hereof on the unpaid and outstanding principal amount hereof until such unpaid and outstanding principal amount shall become due and payable (whether at stated maturity, by acceleration or otherwise) at the rates of interest and at the times set forth in the Partnership Credit Agreement, and the Partnership Guarantors agree to pay other fees and costs as stated in the Partnership Credit Agreement.

                  Upon the occurrence of any one or more Credit Agreement Events of Default (as defined in Section 5.1 of the Partnership Credit Agreement), all amounts then remaining unpaid under this Partnership Project Note may become or be declared to be immediately due and payable as provided in the Partnership Credit Agreement, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or notices or demands of any kind, all of which are expressly waived by the Partnership Guarantors.

                  The obligations hereunder are subject to the limitations set forth in Section 6.11 of the Partnership Credit Agreement, the provisions of which are hereby incorporated by reference.







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                  This Partnership Project Note shall be construed and
interpreted in accordance with and governed by the laws of the State of California without regard to the conflicts of laws rules thereof.


                            CALENERGY OPERATING COMPANY,
                            a Delaware corporation


                            By:    /s/ John G. Sylvia
                            Name:  John  G. Sylvia
                            Title: Senior Vice President


                            VULCAN POWER COMPANY,
                            a Nevada corporation


                            By:    /s/ John  G. Sylvia
                            Name:  John G. Sylvia
                            Title: Senior Vice President


                            CONEJO ENERGY COMPANY,
                            a California corporation


                            By:    /s/ John G. Sylvia
                            Name:  John G. Sylvia
                            Title: Senior Vice President


                            NIGUEL ENERGY COMPANY,
                            a California corporation


                            By:     /s/ John G. Sylvia
                            Name:   John G. Sylvia
                            Title:  Senior Vice President


                            SAN FELIPE ENERGY COMPANY,
                            a California corporation


                            By:     /s/ John G. Sylvia
                            Name:   John G. Sylvia
                            Title:  Senior Vice President





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                            BN GEOTHERMAL INC.,
                            a Delaware corporation


                            By:     /s/ John G. Sylvia
                            Name:   John G. Sylvia
                            Title:  Senior Vice President


                            DEL RANCH, L.P.,
                            a California limited partnership


                            By:     /s/ John G. Sylvia
                            Name:   John G. Sylvia
                            Title:  Senior Vice President


                            ELMORE, L.P.,
                            a California limited partnership


                            By:     /s/ John G. Sylvia
                            Name:   John G. Sylvia
                            Title:  Senior Vice President

                            LEATHERS, L.P.,
                            a California limited partnership


                            By:     /s/ John G. Sylvia
                            Name:   John G. Sylvia
                            Title:  Senior Vice President


                            VULCAN/BN GEOTHERMAL POWER COMPANY,
                            a Nevada general partnership


                            By:     /s/ John G. Sylvia
                            Name:   John G. Sylvia
                            Title:  Senior Vice President